--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): October 11, 2001


                              800America.com, Inc.
               (Exact name of issuer as specified in its charter)



Nevada                                 000-28547               87-0567884
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)       Identification Number)


                              420 Lexington Avenue
                               New York, NY 10170
              (Address of principal executive offices and zip code)


                                 (800) 999-5048
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported, on October 11, 2001, 800America.com, Inc. (the "Company") through its wholly-owned subsidiary, 800America.com Acquisition Corp., a Delaware corporation, acquired all of the then outstanding capital stock of iGain, Inc. ("iGain"), a Delaware corporation, in a stock-for-stock merger (such transaction being referred to as the "Merger") pursuant to a certain Merger Agreement and Plan of Reorganization dated as of October 11, 2001. iGain, headquartered in Fairfield, Connecticut, is a provider of private label customer loyalty programs for business. Each iGain preferred share was converted into .44444444 shares of the Company's Common Stock and each iGain common share was converted into .01011941 shares of the Company's Common Stock.

         In connection with the closing of the Merger, the Company issued a total of 1,050,000 shares of its common stock, which had a value of approximately $2,226,000 based on the closing price of the Company's common stock on October 11, 2001. The consideration paid by the Company was determined by the parties through a privately negotiated arms' length transaction. Holders of 1,000,000 shares of common stock received in the transaction have the right to put the shares back to the Company for repurchase. The Company is filing the following information relating to the transaction.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

(b)      Pro Forma Financial Information.

(c)      Exhibits.

         Exhibit Number    Description
         --------------    -----------------------------------------------------
             2             Form of Merger Agreement and Plan of Reorganization
                           by and among 800America.com, Inc., iGain, Inc. and 800 America.com, Inc. Acquisition Corp. dated as of
                           October 11, 2001 (previously filed).

ITEM 7a

                               Jack F. Burke, Jr.
                           Certified Public Accountant
                                 P. O. Box 15728
                         Hattiesburg, Mississippi 39404



                           Independent Auditors Letter

To the Board of Directors and Stockholders' of iGain, Inc.

I have audited the accompanying balance sheet of iGain, Inc. as of December 31, 2000 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express and opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iGain, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's' plans regarding those matters also are described in Note A. The financial statements do no include any adjustments that might result from the outcome of this uncertainty.

Jack F. Burke, Jr.



May 1, 2002
Hattiesburg, Mississippi
                                   iGain, Inc.
                                  Balance Sheet
                                December 31, 2000


               Assets

Current Assets
     Cash in Bank                                                                    $978,989
     Account Receivables                                                              119,544
     Federal Notes -  Deposit Account                                                 400,912
                                                                                     --------
Total Current Assets                                                                                 $1,499,445

Equipment
     Computer Hardware                                                                130,268
     Computer Software                                                                234,938
     Accumulated Depreciation                                                          -3,515
                                                                                     --------
Total Equipment                                                                                         361,691

Other Assets
     Prepaid Assets                                                                     1,603
                                                                                     --------
Total Other Assets                                                                                        1,603
                                                                                                     ----------

Total Assets                                                                                          1,862,739
                                                                                                     ==========


               Liabilities and Stockholders' Equity

Current Liabilities
     Accounts Payable                                                                 250,790
     Capital Lease Obligations                                                        125,499
     Member Deposits                                                                  913,533
                                                                                     --------
Total Current Liabilities                                                                             1,289,822



Stockholders' Equity

     Preferred Stock - Series A Convertable Preferred
       Stock $0.01 par 5,000,000 Shares Authorized
       1,125,000 Shares Issued                                                         11,250
     Common Stock - $0.01 Par Value, 10,000,000 Shares
        Authorized 4,941,001 Shares Issued                                             49,000
     Additional Paid in Capital                                                       843,030
     Retained Earnings (Deficit)                                                    ($330,363)
                                                                                     --------
Total Stockholders' Equity                                                                              572,917
                                                                                                     ----------

Total Liabilities and Stockholders' Equity                                                           $1,862,739
                                                                                                     ==========



The Accompanying Notes Are An Integral Part of These Financial Statements.

                                   iGain, Inc.
                                Income Statement
                       Eleven Days Ended December 31, 2000






Revenues                                                                                $170,319
                                                                                   --------------

Cost of Revenues
     Cost of Goods Sold                                                                   13,993
     Technology Development                                                              140,925
                                                                                   --------------
Total Cost of Revenues                                                                   154,918
                                                                                   --------------

Selling, General and Administrative
     Depreciation and Amortization                                                         3,515
     Compensation and Benefits                                                            34,975
     Bad Debts                                                                            45,781
     General and Administrative                                                           10,398
     Research and Development                                                            250,000
                                                                                   --------------
Total Selling General and Administrative                                                 344,669
                                                                                   --------------
Operating Income (Loss)                                                                 -329,268

Interest Expense                                                                           1,095
                                                                                   --------------

Net (Loss)                                                                             ($330,363)

Earning Per Common Share Outstanding                                                      ($0.07)

Weighted Average Common Share Outstanding                                4,936,001

Diluted Earnings Per Share of Fully Diluted Common Share                                  ($0.05)

Fully Diluted Common Share                                               7,321,001



    The Accompanying Notes Are An Integral Part of These Financial Statements
                                   iGain, Inc.
                             Statement of Cash Flows
                       Eleven Days Ended December 31, 2000




Cash Flows From Operating Activities
     Net Loss From Operations                                         ($330,363)
     Adjustments to Reconcile Net Loss to Net
     Cash Used in Operations
       Depreciation and Amortization                                      3,515
       Accounts Receivables - Increase                                 -119,544
       Prepaid Assets - Increase                                         -1,603
       Accounts Payables - Increase                                     250,790
       Capital Lease  - Increase                                        125,499
       Member Deposits - Increase                                       913,533
       Stock Issue for Compensation                                     120,000
                                                                      ---------
Net Cash Provided by Operations                                         961,827
                                                                      ---------

Cash Flows From Investing Activities
     Purchase of Federal Notes                                         -400,912
     Purchase of Computer Equipment                                    -130,268
     Purchase of Software                                              -234,938
                                                                      ---------
Net Cash (Used) by Investments                                         -766,118
                                                                      ---------

Cash flows From Financing
     Sale of Preferred Stock                                            715,000
     Conversion to C Corporation Common Stock
       from Partnerships                                                 68,280
                                                                      ---------
Net Cash Provided by Financing                                          783,280
                                                                      ---------

Net Increase in Cash                                                    978,989

Beginning Cash Balance                                                        0
                                                                      ---------

Ending Cash Balance                                                   $ 978,989
                                                                      ---------

Supplemental Cash Flow Information
     Income Tax Paid                                                  $       0
     Interest Paid                                                    $   1,095






    The Accompanying Notes Are An Integral Part of These Financial Statements
                                   iGain, Inc.
                        Statement of Stockholders' Equity
                                December 31, 2000




                                                                                                              Additional
                                                        Preferred       Stock      Common         Stock        Paid In     Retained
                                                          Shares        Amount     Shares         Amount       Capital     Earnings

Formation of Corporation from
     Partnership Net (Deficit) December 20, 2000                                4,747,001         47,000       -232,970
Sale of Preferred Stock
     December 20, 2000 Net of
     Cost of $156,125                                     871,000       9,000                                   706,000
Conversion of Short Term Note
     and Interest Due Thereon Into
     Preferred Stock December 20, 2000                    254,000       2,250                                   252,000
Common Stock Issued for Service                                                   194,000          2,000        118,000
Net Loss December 20, through
     December 31, 2000                                                                                                     -330,363
                                                        ----------------------------------------------------------------------------
Total                                                   1,125,000      11,250   4,941,001         49,000        843,030    -330,363





    The Accompanying Notes Are An Integral Part of These Financial Statements
                                   iGain, Inc.
                          Notes to Financial Statements
                                December 31, 2000


Note A - The Company

         iGain, Inc. was formed on December 20,2000 by incorporating a previous partnership. The Company was incorporated in Delaware. The exchange has been recorded on a historic cost basis similar to reorganization. The Company is a provider and administrator of a cash based loyalty and customer retention program for retailers, catalog-based merchants an e-commerce sites.

The Company and its predecessor have had no significant revenues to date. As shown in the accompanying financial statements, the Company has incurred a significant net loss for the period ended December 31, 2000 and has been dependent upon equity financing to meet its obligations and sustain operations. The Company is subject to those risks associated to emerging e-commerce companies, which, by definition, seek to create new markets for their products and services. These factors raise substantial doubt about the Company's ability to continue as a going concern. In order to continue its operations, the Company is seeking additional financing and exploring strategic alliances with other companies. However, there is no assurance that the Company can obtain adequate additional financing, or that profitable operations can be attained. The financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary as a result of the above uncertainty.

Note B - Significant Accounting Policies

Use of Estimates - The preparation of financial statements in accordance with auditing standards generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investment instruments purchased with maturity of three months or less to be cash equivalents.

Furniture and Equipment - Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of 3 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred.

Note C - Series a Convertible Preferred Stock

In December 2000 the company issued 1,125,000 shares of its newly created Series A Convertible Preferred Stock ("Series A"), par value $0.01, and warrants to purchase an aggregate of 196,875 shares of common stock for $1.00 per share. Included in the issuance were 254,000 shares to an investor who converted a short-term note in the amount of $250,000 plus accrued and unpaid interest of $4,000. Each share of Series A is initially convertible, at any time, into one share of common stock of the Company and is subject to certain anti-dilution adjustments. The shares will automatically convert into common stock upon the consummation of an initial public offering for a minimum of $20 million at per share price of $2.50. In addition, the Series A holder may require the Company to purchase their shares of Series A at their earlier of (i) the fifth anniversary of the purchase, (ii) the closing of any merger, acquisition or any other transaction resulting in a change of control as defined, or (iii) any event of default under the agreement, at a per share price equal to the greater of (i) the initial cost per share, (ii) the fair value as determined by an independent third party appraiser, or (iii) two times the company's gross revenues for the twelve months prior to the transaction.

Series A has a liquidation preference of $1.00 per share plus any declared and unpaid dividends, and vote on all matters along with the common stockholders' based upon the number of common shares the Series A are then convertible into. In connection with the issuance of the Series A, the Company issued 194,000 shares of common stock and paid $50,000 in cash to a company as a fee relating to the private placement of Series A. In addition, the Company incurred approximately $106,000 in professional fees relating to the issuance of Series A.

Note D -  Employee Benefits

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Participant contributions to the plan are voluntary and are subject to certain limitations. The Company is not required to make any matching contributions. During the year ended December 31, 2000 the Company did not make any contributions.

Note E - Subsequent Events

In February 20001 the Company sold an additional 1,125,000 shares of Series A convertible preferred stock and warrants to purchase an aggregate of 196,875 shares of common stock for $1.00 per share in a private placement offering for gross proceeds aggregating $1,125,000.

On March 15, 2001 the Company entered into three-year office space lease totaling $243,000. The terms of the lese require the Company to deposit $6,500 as a security deposit into an interest bearing account of the lessor.

Note F - Capital Lease Obligations

The Company acquired certain equipment through the issuance of capital lease obligation. Future payments required under these leases are summarized as follows:

         Year Ending
         December 31
         ------------

             2001                   $125,498

Item 7b

                             800America . com, Inc.
                         ProForma Financial Information
                      Unaudited ProFroma Combined Condensed
                              Financial Information





         On October 9, 2001, 800america.com, Inc. (800America) acquired all the outstanding common and preferred stock of iGain.com Inc. (iGain), in exchange for 1,050,000 shares of common stock of 800America. The acquisition was accounted for as a purchase.

         The following unaudited proforma combined balance sheet is presented to give effect to the acquisition of certain assets of iGain by 800America. The unaudited proforma combined condensed balance sheet has been prepared to reflect the transaction as of September 30, 2001. The unaudited proforma combined condensed statements of income combine the results of operations of iGain and 800America for the year ended December 31, 2000 and for the nine months ended September 30, 2001, as if the acquisitions of iGain, which closed on October 9, 2001, had occurred on January 1, 2000 and January 1, 2001 respectively. The proforma information was prepared based on historic financial statements and the related notes of iGain and 800 America.

         The unaudited proforma combined condensed financial statements and the notes thereto should be read in conjunction with the historic financial statements and related notes of iGain and 800America appearing elsewhere in this report. The proforma information is not necessarily indicative of the result that would have been obtained had such events actually occurred on the dates specified nor is it necessarily indicative of the future results of the combined company. Actual statements of income of the combined companies will be consolidated commencing on the date of acquisition.

         The purchase price was computed from the average trading price of the stock over three (3) days either side of the trade date October 9, 2001. The average trading price was $2.10, the purchase price then was based on 1,050,000 shares at $2.10 or $2,205,000. The purchase price was allocated as follows:


                   Goodwill                           $1,205,000
                   Software                              786,000
                   Hardware                              214,000
                                                      ----------
                                                      $2,205,000

         iGain is an Internet Shopping Portal that blends in well with 800America existing networking development. Customers shopping on the iGain site can easily be transferred to other 800America sites, at the customer's request, conversely shoppers on other 800America sites have easy access to the iGain site.

                  On January 1, 2002 the Company plans to adopt Financial Accounting Standards No 142, Goodwill and Intangible Assets. Upon the adoption of this pronouncement the Company will no longer amortize goodwill but will perform an impairment evaluation annually, or more frequently should circumstances or conditions arise which merit such a review.

                               800America.com Inc.
                           Unaudited ProForma Combined
                           Condensed Income Statement
                          Year Ended December 31, 2000





                                                           Historical       Historical        ProForma         ProForma
                                                           800America       iGain, Inc.      Adjustment        Combined


Revenues                                                   $15,980,529        $170,319                        $16,150,848
                                                           --------------------------------------------------------------

Cost of Revenues
     Cost of Goods Sold                                                         13,993                             13,993
     Technology Development                                    233,938         140,925                            374,863
     Rebates                                                 8,913,351                                          8,913,351
                                                           --------------------------------------------------------------
Total Cost of Revenues                                       9,147,289         154,918                          9,302,207
                                                           --------------------------------------------------------------

Selling General and Administrative
     Sales and Marketing                                     1,878,318                                          1,878,318
     Depreciation and Amortization                             486,480           3,515          385,133           875,128
     General and Administrative                              1,354,542          51,154                          1,405,696
                                                           --------------------------------------------------------------
Total Selling General and Administrative                     3,719,340          54,669          385,133         4,159,142
                                                           --------------------------------------------------------------

Operating Income (Loss)                                      3,113,900         -39,268         -385,133         2,689,499

Other Income (Expense)                                          26,243          -1,095                             25,148

Income Tax (Expense) Benefit                                -1,067,649                          131,000          -936,649
                                                           --------------------------------------------------------------

Net Income Loss                                             $2,072,494        ($40,363)       ($254,133)       $1,777,998
                                                           --------------------------------------------------------------


Net Income Per Common Share Basic                                $0.16

Basic Weighted Average Common
  Outstanding                                               12,721,356

Diluted Earnings Per Share Common
  Stock                                                          $0.14

Diluted Weighted Average Common
  Stock                                                     14,371,359



   See Accompanying Notes to Unaudited Combined Condensed Financial Statements

                               800America.com Inc.
                           Unaudited ProForma Combined
                             Condensed Balance Sheet
                               September 30, 2001



                                                            Historical      Historical        Proforma         Proforma
                                                            800America      iGain, Inc.      Adjustment        Combined
         Assets
Current Assets
     Cash                                                   $9,107,264        $962,507                        $10,069,771
     Accounts Receivable Net                                    58,907          39,969                             98,876
     Deferred Tax Asset                                         47,260                                             47,260
                                                           --------------------------------------------------------------
Total Current Assets                                         9,213,431       1,002,476                         10,215,907
                                                           --------------------------------------------------------------

Property and Equipment (Net)
     Computer Software                                       1,772,456         147,598         -147,598         2,558,456
     Computer Hardware                                         332,960         139,964          786,000           546,960
                                                                                               -139,964
                                                                                                214,000
                                                           --------------------------------------------------------------
Total Property and Equipment                                 2,105,416         287,562          712,438         3,105,416
                                                           --------------------------------------------------------------

Other Assets
     Goodwill - Net                                            176,666                        1,205,000         1,381,666
     Investment                                                439,714                                            439,714
                                                           --------------------------------------------------------------
                                                               616,380                        1,205,000         1,821,380
                                                           --------------------------------------------------------------
Total Assets                                                11,935,227       1,290,038        1,917,438        15,142,703
                                                           ==============================================================

               Liabilities and Stockholders' Equity

Current Liabilities
     Accounts Payable                                          134,379          62,557          -52,214           144,722
     Lease Obligations                                                          84,841                             84,841
     Member deposits                                                           907,292                            907,292
     Income Tax Payable                                        866,567                                            866,567
                                                           --------------------------------------------------------------
Total Current Liabilities                                    1,000,946       1,054,690          -52,214         2,003,422
                                                           --------------------------------------------------------------

Stockholders' equity
     Common Stock                                               16,162                            1,050            17,212
     Deferred Stock                                                             22,500          -22,500
     Additional Paid in Capital                              2,756,147       1,987,684       -1,774,836         4,960,097
                                                                                               -212,848
                                                                                              2,203,950
     Retained Earnings (Deficit)                             8,161,972      -1,774,836        1,774,836         8,161,972
                                                           --------------------------------------------------------------
Total Stockholders' Equity                                  10,934,281         235,348        1,969,652        13,139,281
                                                           --------------------------------------------------------------

Total Liabilities and Stockholders' Equity                 $11,935,227      $1,290,038       $1,917,438       $15,142,703
                                                           ==============================================================




   See Accompanying Notes to Unaudited combined Condensed financial Statements

ITEM 7b


                               800America.com Inc.
                           Unaudited ProForma Combined
                           Condensed Income Statement
                      Nine Months Ended September 30, 2001



                                                            Historical         Historical         ProForma         ProForma
                                                            800America         iGain, Inc.       Adjustment        Combined


Revenues                                                   $15,244,673          $270,889                         $15,515,562
                                                           -----------------------------------------------------------------

Cost of Revenues
     Cost of Goods Sold                                                          111,657                             111,657
     Technology Development                                    421,587           369,114                             790,701
                                                           -----------------------------------------------------------------
Total Cost of Revenues                                         421,587           480,771                             902,358
                                                           -----------------------------------------------------------------

Selling General and Administrative
     Sales and Marketing                                     3,133,605            91,310                           3,224,915
     Depreciation and Amortization                             593,869            47,770           288,850           930,489
     Salaries and Wages                                        615,946           884,952                           1,500,898
     General and Administrative                              1,834,870           535,053                           2,369,923
                                                           -----------------------------------------------------------------
Total Selling General and Administrative                     6,178,290         1,559,085           288,850         8,026,225
                                                           -----------------------------------------------------------------

Operating Income (Loss)                                      8,644,796        -1,768,967          -288,850         6,586,979

Other Income (Expense)                                         108,600            34,493                             143,093

Income Tax (Expense)                                        -3,030,000                 0           589,721        -2,440,279
                                                           -----------------------------------------------------------------

Net Income (Loss) From Continuing
  Operations                                                 5,723,396        -1,734,474           300,871         4,289,793

Gain on disposal of Discontinued
  Operations Net of Tax                                        330,000                                               330,000
                                                           -----------------------------------------------------------------
Net Income (Expense)                                        $6,053,396       ($1,734,474)         $300,871        $4,619,793
                                                           -----------------------------------------------------------------

Net Income Per Common Share Basic
  Continuing Operations                                          $0.36
  Disposal of Discontinued Operations                            $0.02
                                                           -----------
Net Income                                                       $0.38
Basic Weighted Average Common
  Stock Outstanding                                         15,929,989

Net Income Per Common Stock
  Diluted Continuing Operations                                  $0.31
  Disposal of Discontinued Operations                            $0.02
                                                           -----------
Net Income                                                       $0.33
Diluted Weighted Average Shares
  Outstanding                                               18,343,624




   See Accompanying Notes to Unaudited Combined Condensed Financial Statements

                              800America.com, Inc.
                          Notes to Unaudited Pro Forma
                    Combined Condensed Financial Information






Note 1 - Significant Accounting Policies and Basis of Presentation

         The accompanying historical financial statements of 800America.com, Inc. (800America) and iGain.com, Inc. (iGain) have been derived from financial statements prepared in accordance with U. S. generally accepted accounting principles.

         800America and iGain's historic financial statements for the year ended December 31, 2000, used in the pro forma financial statements, were for 800america based on their audited financial statements of and for the period ended December 31, 2000 and for iGain on their unaudited financial statements for the same period.

         800America and iGain's financial statements as of and for the nine months ended September 30, 2000, used in the pro forma financial statements are derived from each company's unaudited financial statements for that period.

Note 2 -  Pro Forma Adjustments Balance Sheet

     a. Balance sheet adjustments - to record the consideration paid for the net assets acquired at their fair market value.

                           Computer Hardware          $  214,000
                           Software                      786,000
                           Goodwill                    1,205,000
                                                      ----------
                           Stock issued               $2,205,000

     b. The above consideration was in the form of 1,050,000 shares of 800America common stock issued for all the outstanding common and preferred stock of iGain.

     c. The fair market value of the stock determined above was the average price traded for the month of the merger (October 2001) reduced by one-third for its restricted status and volatility.

Note 3 - Pro Forma Adjustment Income Statement

     a. Goodwill resulting from the purchase will not be amortized. On January 2, 2002 Financial Accounting Standards Board Opinion No. 142 was adopted dispensing with the amortization for Goodwill and requiring, at a minimum, annual test for impairment and recognition of impairment losses in the future. Depreciation is recorded for Computer Hardware and Software for periods indicated.

     b. To record income tax effects of the merger and pro forma adjustments. The net operating loss created during the year of merger would be used during the year of the merger and the subsequent year.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           800AMERICA.COM, INC.


Date:  May 9, 2002                         By:   /s/ David E. Rabi
                                                 --------------------------
                                                 David E. Rabi
                                                 Chief Executive Officer